Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

DiamondRock Hospitality Company:

We consent to the use of our report dated February 21, 2005, with respect to the consolidated financial statements and schedule of DiamondRock Hospitality Company and subsidiaries (the Company) as of December 31, 2004, and for the period from May 6, 2004 to December 31, 2004; to the use of our report dated January 5, 2005, with respect to the financial statements of Sonoma LLC as of October 8, 2004 and January 2, 2004, and for the periods from April 23, 2004 to October 8, 2004 and from January 3, 2004 to April 23, 2004, and the fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated November 19, 2004, with respect to the financial statements of Courtyard by Marriott Midtown East as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated December 15, 2004, with respect to the financial statements of Rock Spring Park Hotel Limited Partnership as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated January 5, 2005, with respect to the financial statements of Marriott Salt Lake City Downtown as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated January 5, 2005, with respect to the financial statements of Torrance Marriott as of October 8, 2004 and January 2, 2004, and for the period from January 3, 2004 to October 8, 2004 and fiscal years ended January 2, 2004 and January 3, 2003; to the use of our report dated January 17, 2005, with respect to the financial statements of Fifth Avenue Associates LLC as of September 30, 2004 and December 31, 2003, and for the period from January 1, 2004 to September 30, 2004 and years ended December 31, 2003 and 2002; to the use of our report dated January 31, 2005, with respect to the financial statements of Marriott Griffin Gate Resort for the period from January 4, 2003 to June 25, 2003 and the fiscal year ended January 3, 2003 and to the use of our report dated January 31, 2005, with respect to the financial statements for MI Griffin Gate Hotel, LLC for the periods from January 3, 2004 to October 8, 2004 and from June 26, 2004 to January 2, 2004, included herein and to the references to our firm under the headings “Summary Selected Financial and Operating Data”, “Selected Financial and Operating Data”, “Unaudited Pro Forma Financial Information” and “Experts” in the prospectus.

/s/    KPMG LLP

McLean, VA

March 31, 2005